Exhibit 23.2

         We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form SB-2 (Registration No. 333-37064) of our report dated April 20, 2000 relating to the financial statements of Avic Technologies, Ltd., as of and for the period March 4, 1999 (date of incorporation) to December 31, 1999.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                             /s/Kingery, Crouse & Hohl, P.A.

                                                KINGERY, CROUSE & HOHL, P.A.